TEXTRON INC.
             EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


ARTICLE 1 - GENERAL

1.01  The purpose of this Plan is to provide a retirement benefit
that   will  enable  Textron  to  attract  and  retain   selected
executives whose employment with a Textron Company will begin or has begun at or after age forty-five (45).

ARTICLE II - EFFECTIVE DATE

2.01 This Plan shall be effective from and after December 15, 1994.

ARTICLE III - PARTICIPATION

3.01 An executive shall participate in this Plan if (i) his employment with a Textron Company commenced at or after age forty-five (45) and (ii) he has been approved for participation by Textron's Chief Executive Officer.

ARTICLE IV - BENEFIT

4.01 Subject to Section 4.02, the benefit provided to Participants who qualify for benefits under this Plan is an annuity commencing upon retirement on or after the date the Participant reaches age sixty-five (65) equal to 50% of Average Pay. The benefit shall be paid as a single life annuity or other optional form of benefit as provided by the qualified Textron Pension Plan.

4.02 The benefit provided by this Plan shall be reduced by any amounts payable to the Participant under Textron's qualified Pension Plans, Textron's non-qualified Pension Plans and pension arrangements provided to the Participant by a Textron Company or any prior employer. The qualified and non-qualified Avco Financial Services, Inc. Profit Sharing Retirement Plans are considered as pension plans for this section of this Plan.

4.03 To be eligible for benefits under this Plan, the Participant must maintain continued employment with a Textron Company until age sixty-five (65).

4.04 One hundred percent (100%) of the benefit payable hereunder shall be provided to a Participant if the Participant has achieved at least fifteen (15) years of employment with a Textron Company prior to age sixty-five (65). A full or pro rata benefit, at the discretion of Textron's Chief Executive Officer, may be provided to a Participant who has less than fifteen (15) years of Textron service at age sixty-five (65) or whose employment with a Textron Company ends prior to age 65.

ARTICLE V - UNFUNDED PLAN

5.01 Benefits to be provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds therefrom shall at all times remain the sole property of Textron and neither the Participants whose lives are insured nor their beneficiaries shall have any ownership rights in such policies of insurance.

5.02 This Plan is intended in part to provide benefits for a select group of management employees who are highly compensated, pursuant to Section 110 of ERISA and Labor Department Regulations
Section 2520.104-23, and in part to be an excess benefit plan, pursuant to section 3(36) of ERISA.

5.03 No participant shall be required or permitted to make contributions to this Plan.

ARTICLE VI - PLAN ADMINISTRATION

6.01 Textron Shall be the administrator of this Plan and shall be solely responsible for its general administration and interpretation and for carrying out the provisions hereof, and shall have all such powers as may be necessary to do so. Textron may from time to time establish rules for the administration of this Plan and the transaction of its business.

6.02 The payment of any benefit under Article IV shall be made at the same time, in the same manner, to the same persons and in the same proportions as is made the payment or distribution under the related Qualified Plan, or otherwise as determined by the Textron's Chief Executive Officer in his sole discretion. Textron may withhold from benefits and accounts under this Plan any taxes or other amounts required by law to be withheld. For purposes of this Section 6.02, "Qualified Plan" means the Textron Pension Plan.

6.03 Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it shall deem necessary or desirable in connection with the interpretation and administration of this Plan. Textron shall be entitled to rely upon all certifications made by an accountant selected by Textron. Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert and all action so taken, suffered or omitted shall be conclusive upon each of them and upon all other person interest in this Plan.

6.04 Claims under this Plan shall be filed with Textron on its prescribed forms. If a claim is denied wholly or in part it shall be denied within a reasonable time after its filing in writing delivered to the claimant with the reasons for the denial, citations to pertinent provisions of the Plan, a description of any additional material or information to be furnished by the claimant and the reasons therefor and an
explanation  of  the  Plan's  claim  review  procedure.   If  the
claimant wishes further consideration of this claim, he or his authorized representative shall submit to Textron within 90 days after his claim has been denied a written request for a hearing. Such claimant or his authorized representative may then review pertinent documents and submit issues and comments in writing. Textron shall schedule an opportunity for a full and fair hearing of the issue within the next 60 days. Within 60 days after the hearing Textron shall communicate its decision to the claimant in writing, stating the reasons for its decision and referring to pertinent Plan provisions.

ARTICLE VII - MISCELLANEOUS

7.01 Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine gender shall include the feminine and each use of the singular number shall include the plural.

7.02 No amount payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind unless specifically approved in writing in advance by Textron's Chief Executive Officer. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any benefit, whether presently or subsequently payable, shall be void unless so approved. Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or beneficiary.

7.03 Notwithstanding the above, in the event that the participant retires or his employment otherwise terminates at any time after a "Change in Control" as defined below, the participant shall, in lieu of the benefit payable under Section 4.01, and regardless of his age at retirement or termination, receive a pro rata portion of the benefit that would have been payable under Section 4.01 in accordance with the following schedule of a benefit determined by the Chief Executive Officer pursuant to Section 4.04 of this Plan.

              Years of Service               % of Benefit

                15 or more                      100
                14                               95
                13                               90
                12                               85
                11                               80
                10                               75
                less than 10                      0

For the purpose of this Plan, a "Change in Control" shall occur if (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act") other than Textron, any trustee or other fiduciary holding Textron Common Stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron Common Stock, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any director whose election by the Board or whose nomination for election by Textron's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority thereof, or (iii) the shareholders of Textron approve a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or be being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron's assets.

7.04 This Plan shall be construed in accordance with the laws of the State of Delaware.

7.05 Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant to be continued in any capacity with, or as an employee of, any Textron Company.

7.06  The  Organization and Compensation Committee  of  Textron's
Board of Directors shall render all decisions under this Plan affecting Textron's Chief Executive Officer.

ARTICLE VII - DEFINITIONS

8.01   "Average   Pay"  shall  mean  the  Participant's   highest
consecutive five year average Compensation.

8.02 "Compensation" shall mean base salary, accrued annual incentive compensation and paid long term incentive compensation awards including deferrals.

8.03 "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

8.04 "Participant" means an executive who is participating in this Plan pursuant to Article III.

8.05 "Plan" means this Executive Supplemental Retirement Plan.

8.06 "Textron" means Textron Inc., a Delaware Corporation, or any successor of Textron Inc. that shall assume its obligations under this Plan.

8.07 "Textron Company" means Textron or any company controlled by or under common control with Textron.

8.08  "Textron Pension Plan" means the qualified Textron  Pension
Plan, as amended and restated from time to time.

     IN WITNESS WHEREOF, Textron Inc. has caused this document to be executed by its proper officer duly authorized there this 15th day of December, 1994.

                                   TEXTRON INC.



                                 By: /s/ William F. Wayland
                                     Executive Vice President
                                     Administration and Chief Human
                                     Resources Officer